Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”), dated as of December 10, 2018, is entered into by and among FRC FUNDING I, LLC, a Delaware limited liability company (“Borrower”), FLAT ROCK CAPITAL CORP., a Maryland corporation (“Servicer”), and STATE BANK AND TRUST COMPANY, a state banking institution incorporated or otherwise organized under the laws of the State of Georgia, as sole lender (“Existing Lender”) and agent for the Lenders (in such capacity, “Agent”) and HITACHI CAPITAL AMERICA CORP., a Delaware corporation (“New Lender”).

RECITALS

Borrower, Servicer, Agent and Existing Lender are parties to a Loan and Security Agreement dated as of October 12, 2018 (as the same may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement unless otherwise specified.

Pursuant to the Loan Agreement, the Existing Lender has extended a $20,000,000 revolving credit facility to the Borrower, secured by substantially all of the assets of Borrower.

Borrower has proposed to Agent and Existing Lender that the revolving credit facility under the Loan Agreement be increased to $30,000,000, and New Lender is willing to become a Lender under the Loan Agreement with a Revolver Commitment in the amount of $10,000,000.

In connection with New Lender becoming a Lender, the Borrower has proposed that certain amendments be made to the Loan Agreement, and Agent, New Lender and Existing Lender have agreed to such amendments, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and the Borrower agree as follows:

1. New Lender.

(a) New Lender, by its signature to this Amendment, agrees to become a Lender under the Loan Agreement, with a Revolver Commitment in the amount set forth with respect to New Lender on Schedule 1 hereto, and to be bound by all of the terms and conditions applicable to Lenders under the Loan Agreement and each other Transaction Document.

(b) New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (B) from and after the Amendment Effective Date (as such term is hereinafter defined), it shall be bound by the provisions of the Loan Agreement and the other Transaction Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (C) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a party to the Loan Agreement, and (D) it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to become a party to the Loan Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

(c) Each of the Agent, Existing Lender, the Borrower, and Servicer agrees that, as of the Amendment Effective Date, the New Lender shall (i) be a party to the Loan Agreement with a Revolver Commitment in the amount set forth with respect to New Lender on Schedule 1 hereto, (ii) be a Lender for all purposes of the Loan Agreement and the other Transaction Documents, and (iii) have the rights and obligations of a Lender under the Loan Agreement and the other Transaction Documents.

(d) The address of the New Lender for purposes of all notices and other communications is as set forth on the signature page hereto.

2. Amendments to Loan Agreement. As of the Amendment Effective Date, the Loan Agreement is amended as follows:

(a) Section 1.1 of the Loan Agreement is amended by amending the definition of “Commitment” as follows: “$20,000,000” is replaced with “$30,000,000.”

(b) Section 1.1 of the Loan Agreement is further amended by amending and restating the definition of “Lender” to read as follows:

“Lenders” is as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Assumption or pursuant to any amendment hereto.

(c) Section 1.1 of the Loan Agreement is further amended by adding, in appropriate alphabetical order the following new definitions:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(d) Section 2.1.5 of the Loan Agreement is further amended by amending and restating the section in its entirety as follows:

“If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrower within five (5) Business Days of demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Transaction Documents. Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrower to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required); and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days; provided that in each such case, the requested amount of such Overadvance Loan does not exceed fifteen percent (15%) of the Borrowing Base as calculated by Borrower in the Borrowing Base Certificate submitted to Agent immediately prior to the most recent Borrowing Base Certificate that reflected an Overadvance. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall Borrower be deemed a beneficiary of this Section nor authorized to enforce any of its terms.”

(e) Section 13 of the Loan Agreement is further amended by amending Section 13.3.2(ii) to replace the reference to “Section 13.2.2(i)” in such section with the words “Section 13.3.2(i).”

(f) Section 13 of the Loan Agreement is further amended by adding a new Section 13.18 to read as follows:

13.18. Certain ERISA Matters.

(a) Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower and Servicer, that at least one of the following is and will be true:

(A) Such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement, and

(B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement.

(g) Schedule 1 to the Loan Agreement is amended and restated to read as set forth on Schedule 1 attached hereto and incorporated herein by reference.

3.  Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Servicer to the Lenders and the Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement.

4. Conditions Precedent. This Amendment, and the New Lender’s Revolver Commitment to make Loans under the Loan Agreement, shall become effective as of such date (such date, the “Amendment Effective Date”) that each of the following conditions are satisfied:

(a) Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Servicer, the Agent, the Existing Lender and the New Lender;

(b) Borrower shall have executed and delivered to New Lender a promissory note evidencing Borrower’s obligations in respect of the Revolver Commitments of New Lender;

(c) New Lender shall have executed and delivered to Agent an Administrative Details Form in form and substance satisfactory to Agent;

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying that, after giving effect to this Amendment and the making of the initial Loans after the Amendment Effective Date, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 8 are true and correct;

(e) The Agent shall have received (i) as to the Borrower and the Servicer, either (x) a copy of each certificate or articles of incorporation or organization or other applicable constitutive documents of such Person certified, to the extent applicable, as of a recent date by the applicable governmental authority or (y) written certification by such Person’s secretary, assistant secretary or other Senior Officer that such Person’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery, (ii) as to Borrower and Servicer, either (x) signature and incumbency certificates of the Senior Officers of such Person executing this Amendment and the Transaction Documents to which it is a party or (y) written certification by such Person’s secretary, assistant secretary or other Senior Officer that such Person’s signature and incumbency certificates most recently delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain true and correct as of the Amendment Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of Borrower and Servicer approving and authorizing the execution, delivery and performance of this Amendment and the other Transaction Documents to which it is a party, certified as of the Amendment Effective Date by a secretary, an assistant secretary or a Senior Officer of such Person as being in full force and effect without modification or amendment (or in the case of Servicer, written certification by the Servicer’s secretary, assistant secretary or other Senior Officer that such resolutions most recently delivered to the Agent prior to the Amendment Effective Date pursuant to the Transaction Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery), and (iv) a certificate of existence or good standing (to the extent such concept exists) from the applicable governmental authority of Borrower’s and Servicer’s jurisdiction of incorporation, organization or formation as of a reasonably recent date (provided that such certificate for Servicer can be provided not later than five (5) Business Days after the Amendment Effective Date);

(f) Agent shall have received a favorable written opinion of counsel to Borrower and Servicer in form and substance satisfactory to Agent covering, among other matters, (i) the enforceability of this Amendment, the Loan Agreement as amended hereby and the other Transaction Documents, (ii) the grant and perfection of security interests in the Collateral, and (iii) such other matters as Agent may require in Agent’s sole discretion, as well as a reliance letter in favor of the New Lender;

(g) The Agent and New Lender shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information about the Borrower and the Servicer as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date by the Agent or New Lender that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act;

(h) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment;

(i) after giving effect to this Amendment, the representations and warranties of the Borrower and the Servicer set forth in this Amendment and the other Transaction Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(j) the Borrower shall have paid all fees payable to the Agent under the Fee Letter and Loan Agreement, including all reasonable and documented fees and expenses of Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Transaction Documents (including, without limitation, the fees and expenses of counsel to Agent).

5. Representations and Warranties. The Borrower and Servicer hereby represent and warrant to Agent, the Existing Lender and New Lender as follows:

(a) The Amendment and the transactions contemplated herein are within the Borrower’s and Servicer’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Amendment has been duly executed and delivered by the Borrower and Servicer and constitutes a legal, valid and binding obligation of the Borrower and Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any law applicable to the Servicer, the Borrower or any Subsidiary, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Servicer, the Borrower or any Subsidiary or the assets of the Servicer, the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Servicer, the Borrower or any Subsidiary, and (iv) will not result in the creation or imposition of any Lien on any asset of the Servicer, the Borrower or any Subsidiary, except Liens created pursuant to the Transaction Documents.

(c) All of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date.

6. Reaffirmation. Servicer, in its capacity as the “Pledgor” under and as defined in the Pledge Agreement, hereby (a) consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Pledge Agreement with respect to the Obligations now or hereafter outstanding under the Loan Agreement as amended hereby, (b) acknowledges and agrees that all obligations of the Borrower owing to New Lender under the Loan Agreement and the other Transaction Documents, as amended hereby, are included in the "Obligations," as such term is used in the Pledge Agreement, and are secured by the Pledge Agreement and (c) acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Agent or the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of the Borrower, the Pledge Agreement, and its obligations thereunder, remain in full force and effect in accordance with its terms, without release, diminution or impairment, notwithstanding the execution and delivery of this Amendment and the other Transaction Documents contemplated hereby.

7. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Transaction Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

8.  No Waiver. The execution of this Amendment and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Transaction Document or other document held by Lenders, whether or not known to Lenders and whether or not existing on the date of this Amendment.

9.  Release. The Borrower and Servicer each hereby absolutely and unconditionally releases and forever discharges Agent and Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Servicer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Transaction Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lenders may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

11.  Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means (including, but not limited to, in “tif” or ‘pdf” format) shall be effective as delivery of a manually executed counterpart of such agreement.

12. Choice of Law and Venue. Without limiting the applicability of any other provisions of the Loan Agreement or any other Transaction Document, the terms and provisions set forth in Section 13.13 and 13.14 of the Loan Agreement are expressly incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ATTEST:	BORROWER:

/s/ Kyle Hanney	FRC FUNDING I, LLC
Kyle Hanney
	By:	/s/ Richard A. Petrocelli
	Name:	Richard A. Petrocelli
	Title:	Chief Operating Officer

ATTEST:	SERVICER:

/s/ Kyle Hanney	FLAT ROCK CAPITAL CORP.
Kyle Hanney
	By:	/s/ Richard A. Petrocelli
	Name:	Richard A. Petrocelli
	Title:	Chief Operating Officer

Signature Page – First Amendment to Loan and Security Agreement

AGENT AND LENDERS:

STATE BANK AND TRUST COMPANY, as Agent and a Lender

By:	/s/ Jessica Ernst
Name:	Jessica Ernst
Title:	Vice President

Signature Page – First Amendment to Loan and Security Agreement

HITACHI CAPITAL AMERICA CORP., as a Lender

By:	/s/ Michael A. Semanco
Name:	Michael A. Semanco
Title:	Division President

Address for Notices:
800 W. University Drive
Rochester, MI 48307

Signature Page – First Amendment to Loan and Security Agreement